SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

INDYMAC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California 91101
(Address, including zip code, of principal executive office)

(800) 669-2300
(Registrant’s telephone number, including area code)

Item 7. Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT 99.1

Item 7. Exhibits.

Exhibit 99.1	Press release issued by IndyMac Bancorp, Inc. on February 11, 2003 concerning the retirement of Chairman.

Item 9. Regulation FD Disclosure.

IndyMac Bancorp, Inc. Announces the Retirement of Chairman

IndyMac Bancorp, Inc. (“IndyMac”) announced the retirement of its Chairman, David S. Loeb. Michael W. Perry, IndyMac’s current Vice Chairman and Chief Executive Officer, has been appointed as Chairman and will relinquish the role of Vice Chairman. A copy of the press release announcing the retirement of the Chairman is attached as Exhibit 99.1 hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC. (Registrant)

	By:	/s/ Richard L. Sommers Richard L. Sommers Executive Vice President and General Counsel

Date: February 11 , 2003